Exhibit 99.1

Consolidated Freightways Corporation – Debtors

Consolidating Income Statements

For the Month Ended May 31, 2003

(Unaudited)

	Consolidated Freightways Corporation of Delaware	Consolidated Freightways Corporation	CF AirFreight Corporation	Leland James Service Corporation	Redwood Systems Inc.	CF MovesU Inc.	CFCD 2002 LLC	CFCD 2002 Member LLC	CFCD 2002A LLC	CFCD 2002A Member LLC	Eliminations	Total
Revenue – Customers	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
Revenue – Affiliates	—	—	—	—	—	—	746,988	—	281,000	—	(1,027,988)	—

Total Revenue	—	—	—	—	—	—	746,988	—	281,000	—	(1,027,988)	—

Operating Expenses	1,352,281	—	9,228	17	—	—	6,014	—	—	—	—	1,367,540
Salaries, Wages, and Benefits	1,034,626	—	235	7,818	—	—	—	—	—	—	—	1,042,679
Purchased Transportation	29,780	—	73,436	—	—	—	—	—	—	—	—	103,216
Operating Taxes and Licensing	113,673	—	(4,935)	—	—	—	8,221	—	—	—	—	116,959
Claims and Insurance	105,569	—	79,573	—	—	—	34,208	—	7,478	—	—	226,828
Rents	1,126,265	—	23	—	—	—	—	—	—	—	(1,027,988)	98,300
Depreciation	577,249	—	—	1,218	511	—	—	—	—	—	—	578,978
Amortization	154,145	—	—	875,119	4,976	—	—	—	—	—	—	1,034,240
Other G&A Expense	3,348,403	—	7,973	(884,172)	14,164	—	17,307	—	—	—	—	2,503,675
(Gain) Loss on Sale of Assets	(986,426)	—	116,184	—	351	—	(1,397,486)	—	(4,272,432)	—	—	(6,539,809)

Total Operating Expenses	6,855,565	—	281,717	—	20,002	—	(1,331,736)	—	(4,264,954)	—	(1,027,988)	532,606

Operating Income (Loss)	(6,855,565)	—	(281,717)	—	(20,002)	—	2,078,724	—	4,545,954	—	—	(532,606)
Interest Expense	(200,001)	—	—	—	—	—	(203,674)	—	(142,623)	—	—	(546,298)

Interest Expense	(200,001)	—	—	—	—	—	(203,674)	—	(142,623)	—	—	(546,298)
Temporary Investment Interest	—	—	—	—	—	—	20,709	—	1,324	—	—	22,033
Affiliate Interest Income	—	—	—	—	23,244	—	—	—	—	—	—	23,244
Other Interest Income	49,506	—	—	—	—	—	—	—	—	—	—	49,506

Interest Income	49,506	—	—	—	23,244	—	20,709	—	1,324	—	—	94,783
Debt Expense	(310,937)	—	—	—	—	—	(739,346)	—	(70,977)	—	—	(1,121,260)
Other Miscellaneous, Net	(133,032)	—	(147)	—	—	—	—	—	—	—	—	(133,179)

Income (Loss) Before Taxes	(7,450,029)	—	(281,864)	—	3,242	—	1,156,413	—	4,333,678	—	—	(2,238,560)
Federal Income Tax Current	—	—	—	—	—	—	—	—	—	—	—	—
Federal Income Tax Deferred	—	—	—	—	—	—	—	—	—	—	—	—
State Income Tax Current	—	—	—	—	—	—	—	—	—	—	—	—
Foreign Income Tax Current	—	—	—	—	—	—	—	—	—	—	—	—

Income Taxes	—	—	—	—	—	—	—	—	—	—	—	—
Net Income (Loss)	$(7,450,029)	$—	$(281,864)	$—	$3,242	$—	$1,156,413	$—	$4,333,678	$—	$—	$(2,238,560)